UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2006

Jacuzzi Brands, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14557	22-3568449
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 S. Flagler Drive, Phillips Point West Tower - 1100, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561.514.3838

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) (1) The Board of Directors of Jacuzzi Brands, Inc. (the "Board") elected Alex P. Marini as a Class III director effective September 1, 2006 concurrently with his promotion to the office of President and Chief Executive Officer on such date.

(2) Mr. Marini was elected to the Board pursuant to the letter agreement dated July 17, 2006, as described in Item 1.01 of the Company's report on Form 8-K filed July 20, 2006.

(3) At the time of this filing, Mr. Marini has not been named to serve on any committee of the Board, and he is not expected to be named to serve on any committees of the Board.

Item 9.01 Financial Statements and Exhibits.

10.1 Letter Agreement dated July 17, 2006 between the Company and Alex P. Marini revising the existing employment agreement between the Company and Mr. Marini dated August 11, 2005. (Incorporated by reference to Exhibit 10.1 of the Company's Report on Form 8-K/A filed July 21, 2006.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacuzzi Brands, Inc.

September 8, 2006	By:	Steven C. Barre

Name: Steven C. Barre
Title: Senior Vice President, General Counsel and Secretary